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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Exhibit 10.21

EXCLUSIVE LICENSE

BETWEEN

CARIBOU BIOSCIENCES, INC.

AND

THE UNIVERSITY OF VIENNA

AND

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

FOR

METHODS AND COMPOSITIONS FOR RNA-DIRECTED TARGET DNA MODIFICATION

AND FOR RNA-DIRECTED MODULATION OF TRANSCRIPTION

- i -

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License Agreement

- ii -

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EXCLUSIVE LICENSE AGREEMENT

This license agreement (“Agreement”), effective as of the date of the last signature below (“Effective Date”), is entered into by and between The Regents of the University of California, a California corporation, having its statewide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200 acting through its Office of Technology Licensing, at the University of California, Berkeley, having its administrative office at 2150 Shattuck Avenue, Suite 510, Berkeley, California 94720-1620 (“REGENTS”), The University of Vienna, having a business address at Universltatsring 1, 1010, Vienna, Austria acting through its Research Services and Career Development Office; University of Berggasse 7, 2nd floor 1090 Vienna, Austria (“UNIVERSITY OF VIENNA”) and Caribou Biosciences, Inc., a Delaware corporation, having a principal place of business at QB3 Garage, MS#3220, Stanley Hall, Rm. 130, Berkeley, California 94720 (“LICENSEE”). REGENTS and UNIVERSITY OF VIENNA shall be referred to together as “LICENSORS.”

1.	BACKGROUND

1.1

REGENTS and UNIVERSITY OF VIENNA each have an assignment of the intellectual property characterized as “Methods and Compositions for RNA-Directed Target DNA Modification and For RNA-Directed Modulation of Transcription” as described in REGENTS Case No. B2012-115, invented by James Doudna Cate while employed by the University of California, Berkeley, Stanley Qi and Wendell Lim while employed by the University of California, San Francisco, Krzysztof Chylinski while employed by the UNIVERSITY OF VIENNA, Martin Jinek, an employee of the Howard Hughes Medical Institute (“HHMI”) and Jennifer Doudna, an employee of the HHMI and a member of the faculty of the University of California, Berkeley, (the “Inventions”).

1.2	Reserved

1.3	James Doudna Cate, Stanley Qi, and Wendell Lim assigned their rights in the Inventions to REGENTS.

1.4	Krzysztof Chylinski has assigned his rights in the Inventions to UNIVERSITY OF VIENNA.

1.5	Emmanuelle Charpentier has retained her rights in the Inventions.

1.6

REGENTS have entered into an agreement entitled “inter-Institutional Agreement between the Regents of the University of California and University of Vienna fora Programmable DNA Restriction Enzyme for Genome Editing” (the “REGENTS-VIENNA INTER-INSTITUTIONAL AGREEMENT”) with UNIVERSITY OF VIENNA, effective as of August 1, 2012, pursuant to which UNIVERSITY OF VIENNA has granted REGENTS the authority to enter into negotiations with the LICENSEE on behalf of the UNIVERSITY OF VIENNA.

1.7

HHMI assigned its rights in the Inventions to REGENTS [***] and accordingly, REGENTS has the authority to license its entire interest and the entire interest of the UNIVERSITY OF VIENNA in the Invention and any patent rights claiming it. REGENTS have no authority to license Emmanuelle Charpentier’s interest or rights in the Inventions.

1.8	[***] HHMI has reserved nonexclusive, paid-up, royalty-free, irrevocable licenses, with no right to sublicense others, to make and use any Invention for research purposes.

1.9	LICENSORS desire to make the Inventions available for public use and benefit.

1.10

LICENSEE desires to obtain certain rights from LICENSORS to sell products related to the Inventions, and REGENTS and UNIVERSITY OF VIENNA are willing to provide such rights to further REGENTS’ and UNIVERSITY OF VIENNA’S public use and benefit objectives.

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2.	DEFINITIONS

2.1

“Affiliate” shall mean any corporation or other business entity that directly or indirectly controls, is controlled by, or is under common control with LICENSEE. Control means ownership or other beneficial interest in 50% or more of the voting stock or other voting interest of a corporation or other business entity: provided however, in any country where the local law will not permit foreign equity participation of a majority ownership or control, control means ownership of other beneficial interest in the maximum percentage of such outstanding stock or voting rights permitted by local law.

2.2

“EDC” means each economically disadvantaged country included on the “Least Developed” countries list established by the United Nations Conference on Trade and Development. Notwithstanding the foregoing, China and India shall not be deemed EDC for purposes of this Agreement.

2.3

“First Anniversary Date” means the date occurring one year after the Effective Date of this Agreement, and each such annual period (“Annual Period”) thereafter be defined as Second Anniversary Date, Third Anniversary Date, etc.

2.4

“First Qualified Round” means either (i) receipt by LICENSEE of funding in excess of [***] in aggregate (inclusive of funding received by LICENSEE prior to the date hereof), including equity financing, convertible debt financing, grants, sponsored research, collaboration funding, and payments from Sublicensees or (ii) the acquisition of all or substantially all of LICENSEE’s stock, assets or business.

2.5

“Humanitarian Purposes” means (a) the use of Licensed Products and Licensed Services for research and development purposes by any nonprofit organization or other third party, anywhere in the world that has the express purpose of developing the Licensed Products or Licensed Services for use solely for protection from, treatment of, or diagnosis of Neglected Diseases in an EDC, and (b) the use of the Licensed Products or Licensed Services for protection from, treatment of, or diagnosis of Neglected Diseases by any nonprofit organization or other third party for sale solely in an EDC at or below cost.

2.6	Reserved

2.7	Reserved

2.8	Reserved

2.9	Reserved

2.10	“Licensed Field of Use” means all applications of the Licensed Patent Rights. [***]

2.11

“Licensed Method” means any process or method, the use or practice of which, but for the license pursuant to this Agreement, would infringe, or contribute to or induce the infringement of, any Valid Claim under Licensed Patents Rights in that country in which the Licensed Method is practiced.

2.12

“Licensed Patent Rights” means LICENSORS’ rights in PCT Patent Application PCT/US2013/032589 filed on March 15, 2013, claiming priority to US Application Nos. 61/652,086 filed May 25, 2012, 61/716,256 filed October 19, 2012, 61/757,640 filed January 28, 2013 and 61/765,576 filed February 15, 2013, and any related patent applications thereto, including, without limitation any and all: provisional, reissue, extension, substitution, division, continuation, and continuation-in-part applications (but only to the extent that claims in the continuation-in-part are entitled to the priority filing date of the parent application),

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reexaminations, extensions, renewals, counterpart foreign patent applications, and any patent issuing thereon, and other patents or patent applications that claim priority or common priority with the above (excluding continuations-in-part as provided above). Continuation-in-part applications will not be filed without the reasonable consent of Licensee.

2.13

“Licensed Product” means any product, the manufacture, use, sale, offer for sale, or import of which: a) would require the performance of the Licensed Method; or b) but for the license granted pursuant to this Agreement, would infringe, or contribute to or induce the infringement of, a Valid Claim under Licensed Patent Rights in the territory where the product is manufactured, used, sold, offered for sale or imported.

2.14	“Licensed Service” means a commercial service provided using a Licensed Product or Licensed Method and shall exclude research and development activities.

2.15	“Licensed Territory” means United States of America, its territories and possessions, and any foreign countries where Licensed Patent Rights are licensed to LICENSEE under this Agreement.

2.16	“Material” means the tangible physical Licensed Product(s) listed on Appendix 1 hereto and any progeny or derivatives thereof.

2.17	“Neglected Diseases” means the diseases listed in Appendix 2.

2.18

“Net Sale” means the total gross amount invoiced by LICENSEE on the worldwide sale of Licensed Products, Licensed Services, and Licensed Methods by LICENSEE its Affiliates and any Sublicensees to third parties for the manufacture, use, sale, rental or lease of Licensed Products and Licensed Services in the Licensed Territories, less returns and customary trade discounts actually taken, outbound freight, value added, sales or use taxes, custom duties, and any other deductions not listed above to the extent that such deduction is. After the Effective Date, a new bona fide deduction from gross invoiced sales under U.S. Generally Accepted Accounting Principles (GAAP) to arrive at “net sales”. Any sales among Licensee, Affiliates, and Sublicensees should be excluded when calculating Net Sales, provided that any resale to third parties shall be included. With respect to each component constituting a Licensed Product, Licensed Service, or Licensed Method that is sold as part of a system or combination product, such fees, amounts, payments, or other consideration will be equal to the retail value of such component when sold individually. In the event such component is not sold individually, Net Sale will be based upon an allocation to be mutually agreed to in good faith by LICENSORS and LICENSEE, based upon the proportion of the value of such system or combination product reasonably attributable to the Licensed Patent Rights.

2.19

“Sublicensee” shall mean any non-Affiliate third party to whom LICENSEE has granted a sublicense pursuant to this Agreement and shall exclude any third party contractor, manufacturer, or distributor engaged by LICENSEE to perform any licensed activities on LICENSEE’s behalf.

2.20

“Valid Claim” means a pending or issued and unexpired claim of a patent included in the Licensed Patent Rights so long as such claim has not been lapsed, cancelled, irrevocably abandoned or declared to be invalid or unenforceable in an unappealable or unappealed decision of a court or other government agency of competent jurisdiction.

3.	GRANT OF LICENSE

3.1	Subject to LICENSEE compliance of all terms and conditions set forth in this Agreement, LICENSORS hereby grant, and LICENSEE accepts:

3.1.1

An exclusive license throughout the Licensed Territory under the Licensed Patent Rights to make, have made, use, sell, have sold, or import Licensed Products and Licensed Services (as applicable), and to practice Licensed Methods in the Licensed Field of Use; and

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3.1.2

An exclusive license throughout the Licensed Territory to use Material to make, have made, use, sell, have sold, or import Licensed Products and Licensed Services, and to practice Licensed Methods in the Licensed Field of Use. LICENSEE acknowledges that REGENTS is and will remain the sole owner of Material and the title to Material is not transferred to LICENSEE under this Agreement.

3.1.2.1

REGENTS shall provide LICENSEE [***] of Material in quantities deemed appropriate by REGENTS inventor Jennifer Doudna. No additional obligation is required of REGENTS with respect to the provision of additional quantities of Material

3.1.3	LICENSEE may exercise its rights and licenses hereunder through its Affiliate(s); provided that LICENSEE shall be fully responsible for such Affiliate(s)’ compliance with this Agreement.

3.2

LICENSORS grant to LICENSEE the right to grant sublicenses to third parties, provided that (i) the Sublicensee agrees to abide by all terms and conditions of this Agreement; (ii) LICENSEE remains fully liable for the performance of its and its Sublicensee’s obligations hereunder; [***] (iv) no such sublicense will relieve LICENSEE of its obligations under Article 7 hereof to exercise its own commercially reasonable and diligent efforts to develop and market Licensed Products throughout the Licensed Territory.

3.2.1

Upon termination of this Agreement for any reason, all sublicenses that are granted by LICENSEE pursuant to this Agreement where the Sublicensee is in compliance with its sublicense agreement as of the date of such termination will remain in effect and will be assigned to LICENSORS, except that LICENSORS will not be bound to perform any duties or obligations set forth in any sublicenses that extend beyond the duties and obligations of LICENSORS set forth in this Agreement.

3.3

All rights granted by LICENSORS to LICENSEE under this Agreement are subject to the requirements of 35 U.S.C. 200 et seq., as amended, and implementing regulations and policies. Without limitation of the foregoing, LICENSEE agrees that, to the extent required under applicable law, any Licensed Product used, sold, rented or leased by LICENSEE, an Affiliate or Sublicensee in the United States will be manufactured substantially in the United States subject to any waiver available under applicable laws. If requested by LICENSEE, LICENSORS agree to provide reasonable assistance applying for such waiver.

3.4

All rights granted by LICENSORS to LICENSEE are further subject to the paid-up, non-exclusive, irrevocable licenses reserved by HHMI to make and use the Invention for its research purposes. Such licenses reserved by HHMI specified in Section 1.8 of this Agreement do not include the right to sublicense others. Moreover, the licenses granted to LICENSEE hereunder are also subject to the National Institutes of Health “Principles and Guidelines for Recipients of NIH Research Grants and Contracts on Obtaining and Disseminating Biomedical Research Resources” set forth in 64 F.R. 72090 (Dec. 23, 1999) and HHMI’s statement policy of research tools (see www.hhmi.org/about/ogc/policies.html).

4.	RESERVATION OF RIGHTS; FREEDOM TO PUBLISH

4.1

LICENSEE acknowledges that REGENTS and UNIVERSITY OF VIENNA are dedicated to free scholarly exchange and to public dissemination of the results of its scholarly activities. Nothing in this Agreement will be deemed to limit the right of REGENTS and UNIVERSITY OF VIENNA, its faculty, employees and students (collectively, “Personnel”) to publish, disseminate or otherwise

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disclose any and all information resulting from research performed by REGENTS and UNIVERSITY OF VIENNA and/or Personnel relating to any Invention, or to make and use any Invention. Licensed Product, Licensed Service, Licensed Method or Material and associated technology and allow other educational and non-profit institutions to do so for educational and research purposes.

4.2

REGENTS further reserves the right to license Licensed Patent Rights to any third parties solely for Humanitarian Purposes. Such licenses for Humanitarian Purposes shall (i) expressly exclude the right of the third party licensee to export or sell the Licensed Products from an EDC into a market outside of the EDC where LICENSEE has Introduced or will introduce a Licensed Product and where Licensed Patent Rights exist (such markets, the “LICENSEE Markets”) and (ii) require the third party licensee to create and maintain distinctive trade dress and trademarks that clearly distinguish third party Licensed Products and Licensed Services from LICENSEE’S Licensed Products and Licensed Services, (iii) require such third party licensee’s sale of Licensed Products and Licensed Services in such EDCs at or below cost For avoidance of doubt, such third party licensee may be permitted to export Licensed Products from the EDC of origin to other EDCs and all other countries mutually agreed to by REGENTS and LICENSEE. Notwithstanding the foregoing:

4.2.1

prior to issuance of any such license to licensed Patent Rights to a third party, the REGENTS will notify LICENSEE of its intention to grant such license so that LICENSEE may have the opportunity to fill the anticipated market need itself and/or to engage in discussions for a sublicense with such third party in accordance with the procedures set forth in Section 5.3 herein; and

4.2.2

in the event any Licensed Product sold in any EDC by any such third party according to the provisions of Section 4.2.1 is exported, re-sold or otherwise introduced in any LICENSEE Markets, LICENSEE will provide the REGENTS with written notification thereof, and if such exportation, re-sale or introduction does not cease within ninety (90) days after the date of such notice, then an amount equal to the retail price of Licensed Product so exported, re-sold or introduced to such LICENSEE Market shall be deducted from any royalties due to REGENTS hereunder.

5.	ROYALTIES, EQUITY AND FEES

5.1	In consideration of the license granted under Section 3.1 of this Agreement, LICENSEE shall pay to REGENTS the following payments:

(a)	[***] annual maintenance fee beginning on the First Anniversary Date and ending on the first Anniversary Date to occur after the first sale of a Licensed Product or Licensed Service; and

(b)	[***] at the close of the First Qualified Round;

which payments shall be non-creditable and non-refundable.

5.1.1	LICENSEE will pay to REGENTS earned royalties for Licensed Services, Licensed Products, and Licensed Methods sold by LICENSEE and its Affiliates at the rate (a “Set Royalty”) of:

(a)

[***] of the Net Sales of Licensed Products, Licensed Services, and Licensed Methods until such time as the Net Sales of Licensed Products, Licensed Services, and Licensed Methods exceeds [***]in each Annual Period, and [***] thereafter in such Annual Period in the [***];

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(b)

[***] of the Net Sales of Licensed Products, Licensed Services, and Licensed Methods until such time as the Net Sales of Licensed Products, Licensed Services, and Licensed Methods exceeds [***] in each Annual Period, and [***] thereafter in such Annual Period in the [***];

(c)	[***] of the Net Sales of Licensed Products, Licensed Services, and Licensed Methods in [***] of the Licensed Field of Use.

5.1.2

In the event that LICENSEE or its Affiliates reasonably determine It necessary to obtain a license from any third party in order to avoid infringing such third party’s patent(s) by use of the Licensed Patent Rights to make, use or sell the Licensed Products or Licensed Methods, or to provide Licensed Services in a particular territory or jurisdiction, and the total royalty due REGENTS and all third party licensors exceeds [***] then LICENSEE shall be entitled to set off as a reimbursed credit against the royalty payable to REGENTS pursuant to this Section 5.1:2, [***] of the amount payable to such third parties under such third party licenses in the same reporting period as covered by the REGENTS royalty payment; provided, however, that in no event shall the royalty payable to REGENTS be less than [***] of the amount otherwise due to REGENTS for such reporting period. For clarification, a reduction in earned royalties shall only apply to sales in those territories or jurisdictions in which a royalty to a third-party is also due.

5.1.3

Notwithstanding anything in this Agreement to the contrary, earned royalties will not be collected or paid hereunder on LICENSEE’s use of Licensed Patent Rights in EDCs or on sales of Licensed Products or Licensed Services in EDCs, provided that LICENSEE will either give Licensed Products or Licensed Services away for free in EDCs or will sell Licensed Products or Licensed Services on a no profit and no loss basis.

5.1.4	LICENSEE shall pay REGENTS the following milestone payments:

[***]

5.1.5

Royalty payments hereunder shall be suspended if all Licensed Patents covering a Licensed Product or Licensed Service have a priority claim greater than [***] years before the sale of such Licensed Product or Licensed Service and no such claims have issued; provided however, that if such Licensed Patents subsequently issue, LICENSEE will [***].

5.1.6

If a Licensed Product is used in the performance of any Licensed Services, only one royalty shall he due on the Net Sales calculated based on amounts received for the performance of the Licensed Services. In the event that more than one Valid Claim within the Licensed Patent Rights is applicable to any Licensed Product and/or Licensed Service subject to royalties under this Article 5, then only one royalty shall be paid to REGENTS in respect of such Licensed Product and/or Licensed Service. No royalty shall be payable under this Article 5 with respect to Licensed Products or Licensed Services for use in research and/or development (including clinical trials) or as samples for use in marketing activities.

5.1.7

To the extent required by law, no royalties will be collected or paid hereunder on sales to, or for use by, the United States Government. LICENSEE will reduce the amount charged for such sales by art amount equal to the royalty otherwise due REGENTS as provided herein.

5.2

Beginning on the [***]Anniversary Date after the first sale of a Licensed Product or Licensed Service, LICENSEE will pay REGENTS a minimum annual royalty of [***]. The minimum annual royalty will he credited against the royalty due and owing for the Annual Period in which the minimum payment is made.

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5.3	In consideration of the right to sublicense third parties granted under Section 3.2 of this Agreement, LICENSEE will make the following payments to REGENTS:

5.3.1

50% of any and all gross revenues, fees, minimum royalties (excluding minimum royalties that are offset against earned royalties on Net Sales) or other payments and consideration, including any debt and/or equity securities or instruments, or any part thereof, received by LICENSEE from any Sublicensee directly related to the grant of any sublicense by LICENSEE pursuant to Section 5.1 if LICENSEE sublicenses only Licensed Patent Rights; or

5.3.2

[***] of any and all other gross revenues, fees, minimum royalties (excluding minimum royalties that are offset against earned royalties on Net Sales) or other payments and consideration, including any debt and/or equity securities or instruments, or any part thereof, received by LICENSEE from any Sublicensee directly related to the grant of any sublicense by LICENSEE pursuant to Section 5.1, if LICENSEE sublicenses intellectual property rights that include both Licensed Patent Rights and rights to issued patents or patent applications owned or controlled by LICENSEE.

5.3.3

Notwithstanding the foregoing, REGENTS will not be entitled to any amounts under Sections 5.3.1 or 5.3.2 above, with respect to amounts received by LICENSEE directly from any Sublicensee that (i) constitute bona fide research and development funding related to potential Licensed Products or Licensed Services; (ii) are received in consideration of the sale of equity or debt securities to a Sublicensee; (iii) are royalty payments received by LICENSEE related to Net Sales for which there is a royalty payment obligation pursuant to Section 5.1.2 above; (iv) are reimbursement for LICENSEE’s actual out-of-pocket expenses incurred in prosecution and maintenance of the Licensed Patents; (v) are bona fide payments for goods or services provided by Licensee; or (vi) are charged after the expiration date of the last to expire Valid Claim.

5.3.4

With respect to revenues obtained by LICENSEE in foreign countries, LICENSEE will make royalty payments to REGENTS in United States dollars. Royalty payments for transactions outside the United States will first be determined in the currency of the country in which they are earned, and then converted to United States dollars using the buying rates of exchange quoted by Wells Fargo Bank, N.A. (or its successor) in Berkeley, California for the last business day of the calendar quarter in which the royalties were earned.

5.3.5

If REGENTS, at any time after the [***] Anniversary Date becomes aware that the Invention is useful for an application in the Licensed Field of Use, but for which Licensed Products or Licensed Services have not been developed or are not then currently under development by LICENSEE or its Sublicensees, then REGENTS may give written notice to LICENSEE identifying such application. LICENSEE will have [***] to give REGENTS written notice stating whether LICENSEE intends to develop Licensed Products or Licensed Services for such application within a commercially reasonable time period.

If LICENSEE elects to develop and commercialize the proposed Licensed Products or Licensed Services for the new application, LICENSEE shall submit a commercialization plan with performance milestones and shall submit progress reports to REGENTS pursuant to Section 7.3.

If LICENSEE elects not to develop and commercialize the proposed Licensed Products or Licensed Services for use in the new application, and such proposed Licensed Products

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or Licensed Services are not directly competitive with any Licensed Products or Licensed Services then offered for sale or in bona fide development by LICENSEE or its Sublicensees, REGENTS may seek third party(ies) to develop and commercialize the proposed Licensed Products for the new application. If REGENTS is successful in finding a third party, it will refer such third party to LICENSEE and LICENSEE shall use good faith efforts to enter into a sublicense with such third party. If LICENSEE has not granted a sublicense to the third party despite such good faith efforts to negotiate with LICENSEE within [***] after receiving such request, then within [***] after such refusal LICENSEE shall submit to REGENTS a report specifying the final license terms proposed by the third party and a written justification for LICENSEE’s refusal to grant the proposed sublicense. If REGENTS, at its sole discretion, determines that the terms of the sublicense proposed by the third party are reasonable under the totality of the circumstances, taking into account LICENSEE’s Licensed Products in development, then REGENTS will have the right to grant to the third party a license to make, have made, use, sell, offer for sale, distribute and import Licensed. Products for use in the new application at substantially the same terms most recently proposed to LICENSEE by that the third party and providing fees and/or royalty rates that are at least equal to those paid by LICENSEE.

6.	REPORTS AND PAYMENTS

6.1

Within 30 days from the end of each calendar quarter of each Annual Period of this Agreement, LICENSEE will submit to REGENTS a written report with respect to the preceding calendar quarter (“Payment Report”) stating:

6.1.1	Net Sales by LICENSEE and any Affiliate during such quarter;

6.1.2

In the case of transfers of Licensed Products or Licensed Services by LICENSEE to an Affiliate for sale, rental, or lease of such Licensed Product or Licensed Service by the Affiliate to third parties, Net Sales by LICENSEE to the Affiliate anti Net Sales by the Affiliate to third parties during such quarter;

6.1.3	Amounts accruing to, and received by, LICENSEE from Sublicensees during such quarter;

6.1.4	Sublicensee’s Net Sales duffing such quarter; and

6.1.5	A calculation under Article S of the amounts due to REGENTS, making reference to the application of each subsection thereof

6.2

Simultaneously with the submission of each Payment Report, LICENSEE will make payments to REGENTS of the amounts due for the calendar quarter covered by the Payment Report. Payment will be by check payable to “The Regents of the University of California” and delivered to the address shown in Article 20 (Notices).

6.3	The license maintenance fees minimum annual royalty will be paid to REGENTS on or before the applicable Anniversary Date, in accordance with Sections 5.1(a) and 5.2, respectively.

6.4

REGENTS and UNIVERSITY OF VIENNA each acknowledge and agree that (i) the payment and reporting obligations expressly set forth in this Agreement represent the total consideration payable by LICENSEE to LICENSORS under this Agreement, and (ii) REGENTS will receive all payments owed by LICENSEE under this Agreement on behalf of LICENSORS. REGENTS will he solely responsible for allocating payments from LICENSEE between REGENTS and UNIVERSITY OF VIENNA, and for enforcing LICENSEE’S reporting and payment obligations under this Article 6, pursuant to a separate agreement between them, and the payment by LICENSEE to REGENTS of an amount required to be paid under this Agreement shall satisfy all obligations of LICENSEE with respect to such payment.

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LICENSEE will maintain at its principal office usual books of account and records showing its actions under this Agreement. Upon reasonable notice, such books and records will be open to inspection and copying, during usual hours, by an independent accountant to whom LICENSEE has no reasonable objection, for [***] after the calendar quarter to which they pertain, for purposes of verifying the accuracy of the amounts paid by LICENSEE under this Agreement. In the event such review reveals that any payment to REGENTS was understated by more than 10%, LICENSEE will pay, within ten (10) days after demand by LICENSORS, the reasonable cost of such review.

7.	DILIGENCE

7.1

LICENSEE will use commercially reasonable and diligent efforts to research, develop and market Licensed Products and or Licensed Services for commercial sale and distribution throughout the Licensed Territory, and to such end, such efforts will include the following:

7.1.1

Within [***] after the Effective Date of this Agreement, LICENSEE will provide an updated financing and business plan for the research, development and marketing of Licensed Products and Licensed Services reasonably acceptable to REGENTS.

7.2	In addition, LICENSEE, an Affiliate of LICENSEE or a Sublicensee will meet the following milestones:

[***]

7.3

No less than [***] after the Effective Date of this Agreement, LICENSEE will submit to REGENTS a written report on progress made toward the diligence objectives set forth above, including updated business plans, together with the amount of research and development monies related to Licensed Products and/or Licensed Services and expended during that time period.

7.4

Without limiting the foregoing, in the event that LICENSEE Is unable to complete the milestones and diligence requirements set forth in Paragraphs 7.1 and 7.2, despite using its diligent efforts to do so, due to delays which are out of the reasonable control of LICENSEE (e.g., changes to the regulatory pathways or other regulatory delays, problems with clinical trial protocols or designs or adverse events and the like), LICENSORS agree to grant reasonable extensions of the timeline for the applicable diligence milestones. Subject to the foregoing, failure by LICENSEE to achieve any of the diligence obligations under this Article 7 will result in LICENSORS in their sole discretion having the option of terminating all of the exclusive licenses granted under Article 3, in accordance with Article 18 of this Agreement, or converting any or all of such exclusive licenses to nonexclusive licenses; provided that prior to any such termination, LICENSORS, at LICENSEE’s request, shall negotiate in good faith for at least [***] days regarding amendment of this Agreement and maintaining the exclusive licenses granted to LICENSEE.

8.	PATENT PROSECUTION AND MAINTENANCE

[***]

9.	INFRINGEMENT

9.1

In the event that LICENSEE learns of the substantial infringement of any Licensed Patent Rights under this Agreement, LICENSEE will promptly provide LICENSORS with notice and reasonable evidence of such infringement (“Infringement Notice”). During the period and in a jurisdiction where LICENSEE has exclusive rights under this Agreement, no party will notify a third party,

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including the infringer, of the infringement without first obtaining consent of the other parties, which consent will not be unreasonably withheld. All parties will use diligent efforts, in cooperation with each other, to terminate such infringement without litigation.

9.2

If the infringing activity of potential commercial significance has not been abated within [***] following the effective date of the Infringement Notice, LICENSEE may institute suit for patent infringement against the infringer. LICENSEE may not join REGENTS or UNIVERSITY OF VIENNA in a suit initiated by LICENSEE without LICENSORS’ respective prior written consent. If, in a suit initiated by LICENSEE, either or both LICENSORS are involuntarily joined other than by LICENSEE, LICENSEE will pay the costs incurred by LICENSORS arising out of such suit, including but not limited to, any legal fees of counsel that LICENSORS select and retain to represent them in the suit.

If, within one hundred and eighty (180) days following the effective date of the Infringement Notice, the infringing activity of potential commercial significance has not been abated and if LICENSEE has not brought suit against the infringer, LICENSORS may institute suit for patent infringement against the infringer. If LICENSORS institute such suit, LICENSEE may not join such suit without LICENSORS’ consent and may not thereafter commence suit against the infringer for the acts of infringement that are the subject of LICENSOR’S suit or any judgment rendered in that suit.

9.3

Any recovery or settlement received in connection with such suit will belong to the party that brings the suit. If such suit is brought jointly by LICENSORS and LICENSEE and the parties all participated, any recovery or settlement will be allocated in the following order: a) equally to cover any unreimbursed litigation costs each incurred, and b) any remaining amount shared jointly by the parties in proportion to the share of expenses paid by each party, but in no event will the LICENSORS’ share be less than [***] of such remaining amount to each LICENSOR if either one is or both LICENSORS are a party.

9.4

All parties will cooperate with each other in litigation instituted hereunder but at the expense of the party on account of whom suit is brought. Such litigation will be controlled by the party bringing the action, except that LICENSORS may be represented by counsel of its choice in any suit brought by LICENSEE.

9.5	Any agreement made by LICENSEE for the purposes of settling litigation or other dispute shall comply with the requirements of Section 3.2 of this Agreement.

10.	LIMITED WARRANTY

10.1

LICENSORS each represent and warrant to LICENSEE that they have the lawful right to grant this license and to the best knowledge of the UC Berkeley Office of Technology Licensing (with respect to REGENTS) and to the best knowledge of the University of Vienna Technology Transfer Office (with respect to UNIVERSITY OF VIENNA) as of the Effective Date LICENSORS have not previously granted and will not grant during the term of this Agreement, any right or license that conflicts with the license granted and LICENSORS have not previously granted and will not grant during the term of this Agreement, any right or license that conflicts with the license granted herein.

10.2

THIS LICENSE AND THE ASSOCIATED INVENTION ARE PROVIDED WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED EXCEPT AS EXPRESSLY PROVIDED HEREIN. LICENSORS MAKE NO REPRESENTATION OR WARRANTY THAT THE INVENTION, REGENTS’ PATENT RIGHTS, LICENSED PRODUCTS. LICENSED SERVICES OR LICENSED METHOD WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

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10.3

IN NO EVENT WILL ANY PARTY TO THIS AGREEMENT BE LIABLE FOR ANY INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS LICENSE OR THE USE OF THE INVENTION, LICENSED PATENT RIGHTS, LICENSED METHOD, LICENSED SERVICES OR LICENSED PRODUCTS.

10.4	Nothing in this Agreement is or will be construed as:

10.4.1	a warranty or representation by LICENSORS as to the validity, enforceability or scope of any Licensed Patent Rights; or

10.4.2	a warranty or representation that anything made, used, or sold under any license granted in this Agreement is or will be free from infringement of patents of third parties; or

10.4.3	an obligation to bring or prosecute actions or suits against third parties for patent infringement, except as provided in Article 9; or

10.4.4

conferring by implication, estoppel, or otherwise any license or rights under any patents of LICENSORS other than LICENSED PATENT RIGHTS as defined herein, regardless of whether such patents are dominant or subordinate to Licensed Patent Rights; or

10.4.5	an obligation to furnish any know-how not provided in the patents and patent applications under Licensed Patent Rights,

11.	LIMITED LIABILITY

EXCEPT AS SET FORTH IN ARTICLE 12 (INDEMNIFICATION) NO PARTY TO THIS AGREEMENT WILL BE LIABLE FOR ANY LOST PROFITS, COSTS OF PROCURING SUBSTITUTE GOODS OR SERVICES, LOST BUSINESS, ENHANCED DAMAGES FOR INTELLECTUAL PROPERTY INFRINGEMENT, OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR OTHER SPECIAL DAMAGES SUFFERED BY THE OTHER PARTY ARISING OUT OF OR RELATED TO THIS AGREEMENT FOR ALL CAUSES OF ACTION OF ANY KIND (INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY) EVEN IF THE FIRST PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12.	INDEMNITY AND INSURANCE

12.1

LICENSEE will, and will require its Affiliates and Sublicensees to indemnify, hold harmless, and defend LICENSORS, the sponsors of the research that led to the Invention, and the inventors of any invention claimed in patents or patent applications under Licensed Patent Rights (including the Licensed Products, Licensed Services, and Licensed Methods contemplated thereunder) and their employers, and the officers, employees, and agents of any of the foregoing (collectively, “LICENSORS Indemnitee”, against any and all losses, damages, costs, fees, and expenses resulting from any claims or suits brought by any third party arising out of, the exercise of this license or any sublicense granted by LICENSEE hereunder; except to the extent such losses, damages, costs fees and expenses result from LICENSORS’ gross negligence or willful misconduct or any breach of its representations and warranties. This indemnification will include, but will not be limited to, any product liability. If REGENTS or UNIVERSITY OF VIENNA„ in their sole discretion, believe that there will be a conflict of interest or they will not otherwise he adequately represented by counsel chosen by LICENSEE to defend them in accordance with this Section 12.1, then REGENTS or, THE UNIVERSITY OF VIENNA may retain counsel of their choice to represent them at their own expense.

HHMI and its trustees, officers, employees, and agents (collectively, “HHMI Indemnitees”) will be indemnified, defended by counsel acceptable to HIM and held harmless by LICENSEE, its

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Affiliates and its Sublicensees from and against any liability, cost, expense, damage, deficiency, loss, or obligation of any kind or nature (including, without limitation, reasonable attorneys’ fees and other costs and expenses of defense) based upon, arising out of, or otherwise relating to any third-party claim (collectively, “Claims”) based upon, arising out of, or otherwise relating to this Agreement, including without limitation any cause of action relating to product liability. The previous sentence will not apply to any Claim that is determined with finality by a court of competent jurisdiction to result solely from the gross negligence or willful misconduct of an HHMI Indemnitee. For clarity, acts conducted under the retained rights and licenses set forth in Article 4 above are not subject to this indemnification obligation of LICENSEE or any Sublicensee. If HEIM’, in its sole discretion, believes that there will be a conflict of interest or it will not otherwise be adequately represented by counsel chosen by LICENSEE to defend the HHMI Indemnitees in accordance with this Section 12.1, then HHMI may retain counsel of its choice to represent the HHM1.

12.2	LICENSEE, at its sole cost and expense, will insure its activities in connection with any work performed hereunder and will obtain, keep in force, and maintain the following insurance:

12.2.1	[***]

Each Occurrence	[***	]
Products/Completed Operations Aggregate	[***	]
Personal and Advertising Injury	[***	]
General Aggregate	[***	]

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Each Occurrence	[***	]
Products/Completed Operations Aggregate	[***	]
Personal and Advertising Injury	[***	]
General Aggregate	[***	]

If the above insurance is written on a claims-made form, it shall continue for three (3) years following termination or expiration of this Agreement. The insurance shall have a retroactive date of placement prior to or coinciding with the Effective Date of this Agreement; and

12.2.2	Worker’s Compensation as legally required in the jurisdiction in which LICENSEE is doing business.

12.2.3

The coverage limits referred to in Sections 12.2.1 and 12.2.2 above will not in any way limit the liability of LICENSEE under this Article. Upon the execution of this Agreement LICENSEE will furnish REGENTS with certificates of insurance evidencing compliance with all requirements. Such certificates will (i) provide for thirty (30) days’ (10 days for non-payment of premium) advance written notice to REGENTS of any cancellation of insurance coverages; LICENSEE will promptly notify REGENTS of any material modification of the insurance coverage, (ii) indicate that REGENTS and HHMI have been endorsed as additional insureds under the coverage described in Section 12.2.1 above, and (iii) include a provision that the coverage will be primary and will not participate with, nor will be excess over, any valid and collectable insurance or program of self-insurance maintained by REGENTS or HHMI.

12.3

LICENSORS will (i) promptly notify LICENSEE in writing of any claim or suit brought against either LICENSOR for which either or both LICENSORS intends to invoke the provisions of this Article 12, (ii) provide LICENSEE with the sole right to control the defense and settlement thereof provided that LICENSEE may not admit any fault or wrongdoing on behalf of any LICENSOR, (iii) obtain LICENSEE’S written consent prior to making any admission or agreeing to any

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settlement of any such claim and (iv) provide reasonable assistance and cooperation in connection with the defense and settlement of any such claim. LICENSEE will keep LICENSORS informed of its defense of any claims pursuant to this Article 12.

In the case of an HHMI Indemnitee, notice will be given promptly following actual receipt of written notice thereof by an officer or attorney of HHMI. Notwithstanding the foregoing, the delay or failure of an HHMI Indemnitee to give prompt notice to LICENSEE of any Claim will not affect the rights of such HHMI Indemnitee unless, and then only to the extent that, such delay or failure is prejudicial to or otherwise adversely affects LICENSEE.

12.4

LICENSEE will not settle any claim or Claim against LICENSORS Indemnitee or HHMI Indemnitees without LICENSORS Indemnitee or HHMI Indemnitees’ written consent, where (i) such settlement would include any admission of liability or admission of wrong doing on the part of LICENSORS Indemnitee or HHMI Indemnitees, (ii) such settlement would impose any restriction of REGENTS or HHMI Indemnitees’ conduct of any of its or their activities, or (iii) such settlement would not include an unconditional release of LICENSORS Indemnitee or HHMI Indemnitees from all liability for claims that are the subject matter of the settled claim or Claim.

13.	JOINT LICENSORS

It is understood and agreed that any performance due to the LICENSORS by LICENSEE under this Agreement, including without limitation the payment of financial consideration owed to LICENSORS hereunder, shall be deemed rendered to REGENTS and UNIVERSITY OF VIENNA to the extent such performance by LICENSEE is rendered to REGENTS or UNIVERSITY OF VIENNA. LICENSEE agrees however, that it may owe separate duties to REGENTS and UNIVERSITY OF VIENNA, and REGENTS and UNIVERSITY OF VIENNA each have the right to act separately under this Agreement, including but not limited to the independent right to terminate this Agreement solely on their own behalf or enforce obligations specifically owed by LICENSEE to each individual LICENSOR.

14.	USE OF NAME AND TRADEMARKS

Nothing contained in this Agreement will be construed as conferring any right to use in advertising, publicity or other promotional activities any name, trademark, trade name, or other designation of either party hereto by the other (including any contraction, abbreviation, or simulation of any of the foregoing). Unless required by law or consented to in writing by REGENTS, the use by LICENSEE of the name “The Regents of the University of California” or the name of any University of California campus in advertising, publicity or other promotional activities is expressly prohibited.

15.	COMPLIANCE WITH LAWS

LICENSEE will comply with all applicable international, national, state, regional, and local laws and regulations in performing its obligations hereunder and in its use, manufacture, sale or import of the Licensed Products, Licensed Services, or practice of the Licensed Methods. LICENSEE understands that REGENTS is subject to United States laws and regulations (including the Arms Export Control Act, as amended, and the Export Administration Act of 1979), controlling the export of technical data, computer software, laboratory prototypes and other commodities, and REGENTS’ obligations under this Agreement are contingent on compliance with such laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE will not export such technical data and/or commodities to certain foreign countries without prior approval of such agency. REGENTS neither represents that a license will not be required nor that, if required, it will be issued,

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16.	GOVERNMENT APPROVAL OR REGISTRATION

If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, LICENSEE will assume all legal obligations to do so. LICENSEE will notify REGENTS if it becomes aware that this Agreement is subject to a United States or foreign government reporting or approval requirement. LICENSEE will make all necessary filings and pay all costs including fees, penalties, and all other out-of-pocket costs associated with such reporting or approval process.

17.	ASSIGNMENT

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18.	TERM OF THE AGREEMENT

18.1

Unless otherwise terminated by the operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement will be in force from the Effective Date and will remain in effect for the life of the last-to-expire patent or last-to-be-abandoned patent application licensed under this Agreement, whichever is later.

18.2

Any termination of this Agreement shall not affect the rights and obligations set forth in Articles/Sections 2, 3.2, except for the right to grant sublicenses, 6.4, 10, 12.1, 12.3, 12.4, 14, 18, 19, 20, 21, 23, 26.

18.3

If LICENSEE should materially violate or fail to perform any material term of this Agreement, then LICENSORS may give written notice of such default (“Notice of Default”) to LICENSEE. If LICENSEE should fail to repair such default within [***] of the effective date of such notice, LICENSORS will have the right to terminate this Agreement and the licenses herein by a second written notice (“Notice of Termination”) to LICENSEE. If a Notice of Termination is sent to LICENSEE, this Agreement will automatically terminate on the effective date of such notice. These notices will be subject to Article 20 (Notices). Notwithstanding the foregoing, in the event LICENSEE disputes any alleged material breach in writing within [***] of receiving the applicable Notice of Default, REGENTS shall not have the right to terminate this Agreement unless and until it was determined pursuant to this Section 18.3 that such material breach has occurred and LICENSEE fails to cure such breach within [***] after such determination. If the parties are unable to resolve such dispute with respect to whether a material breach has occurred, LICENSEE shall have the right to initiate a binding arbitration proceeding to resolve such dispute. Any arbitration under this Section 18.3 shall be held in San Francisco, California under the then-current rules of the judicial Arbitration and Mediation Services (JAMS) by one (1) arbitrator appointed in accordance with such rules. LICENSEE will pay costs of arbitration under this Section 18.3. The arbitrator’s decision with respect to whether the alleged material breach has occurred shall be binding and final.

18.4

LICENSEE will have the right at any time to terminate this Agreement in whole or as to any portion of Licensed Patent Rights by giving notice in writing to REGENTS. Such notice of termination will be subject to Article 20 (Notices) and termination of this Agreement will be effective [***] after the effective date of such notice.

18.5

Any termination of this Agreement will not relieve LICENSEE of its obligation to pay any monies due or owing at the time of such termination, will not rescind anything done by LICENSEE or any payments made to REGENTS and will not impair any accrued rights of LICENSORS, and will not relieve any obligations, of either party to the other party, established prior to termination.

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19.	DISPOSITION OF LICENSED PRODUCTS UPON TERMINATION

Upon termination of this Agreement, for a period of one hundred twenty (120) days after the dare of termination LICENSEE may complete and sell any partially made Licensed Products and continue to render any previously commenced Licensed Services, and continue the practice of Licensed Method only to the extent necessary to do so; provided, however, that all such sales will be subject to the terms of this Agreement including, but not limited to, the payment of royalties at the rate and at the time provided herein and the rendering of reports thereon.

20.	NOTICES

All notices under this Agreement will be deemed to have been fully given and effective when done in writing and delivered in person, or mailed by registered or certified U.S. mail, or deposited with a carrier service requiring signature by recipient, and addressed to the other Party as follows:

To REGENTS:	Office of Technology Licensing
2150 Shattuck Avenue, Suite 510
Berkeley, CA 94720-1620
Attn.; Director (UC Case No. B10-028)

To UNIVERSITY OF VIENNA:
Research Services and Career Development
University of Vienna Berggasse 7,
2nd floor
1090 Vienna, Austria

To LICENSEE:	Caribou Biosciences, Inc.
QB3 Garage, MS#3220
Stanley Hall, Rm. 130
Berkeley, CA 94720
Attn.: President

cc:	[***]
[***]
[***]
[***]
[***]

Any party may change its address upon written notice to the other parties.

21.	LATE PAYMENTS

if monies owed to REGENTS under this Agreement are not received by REGENTS when due, LICENSEE will pay to REGENTS interest charges at a rate of [***] per annum. Such interest will be calculated from the date payment was due until actually received by REGENTS. Such accrual of interest will be in addition to, and not in lieu of, enforcement of any other rights of REGENTS related to such late payment. Acceptance of any late payment will not constitute a waiver under Article 22 (Waiver) of this Agreement.

22.	WAIVER

The failure of any party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party. None of the terms and conditions of this Agreement can be waived except by the written consent of the party waiving compliance.

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23.	CONFIDENTIALITY

23.1	Reserved.

23.2	Reserved.

23.3

LICENSORS will be free to release to the inventors and senior administrators employed by LICENSORS the terms and conditions of this Agreement upon their request. If such release is made, LICENSORS will inform their respective employees of the confidentiality obligations set forth above and will request that they do not disclose such terms and conditions to others. Should a third party inquire whether a license to Licensed Patent Rights is available, LICENSORS may disclose the existence of this Agreement and the extent of the grant in Articles 3 and 4 to such third party, but will not disclose the name of LICENSEE unless LICENSEE has already made such disclosure publicly, except where REGENTS is required to release information under either the California Public Records Act or other applicable law, provided REGENTS gives prior written notice to LICENSEE of such disclosure.

23.4

LICENSEE and LICENSORS agree to destroy or return to the disclosing party proprietary information received from the other in its possession within fifteen (15) days following the effective date of termination of this Agreement. However, each party may retain one copy of proprietary information of the other solely for archival purposes in non-working files for the sole purpose of verifying the ownership of the proprietary information, provided such proprietary information will be subject to the confidentiality provisions set forth in Section 23. LICENSEE and LICENSORS agree to provide each other, within thirty (30) days following termination of this Agreement, with a written notice that proprietary information has been returned or destroyed.

24.	FORCE MAJEURE

Except for LICENSEE’S obligation to make any payments to REGENTS hereunder, the parties to this Agreement shall be excused from any performance required hereunder if such performance is rendered impossible or unfeasible due to any catastrophes or other major events beyond their reasonable control, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances, or regulations; strikes, lockouts, or other serious labor disputes; and floods, fires, explosions, or other natural disasters. When such events have abated, the parties’ respective obligations hereunder will resume,

25.	SEVERABILITY

The provisions of this Agreement are severable, and in the event that any provision of this Agreement will he determined to be invalid or unenforceable under any controlling body of law, such invalidity or enforceability will not in any way affect the validity or enforceability of the remaining provisions hereof.

26.	APPLICABLE LAW; VENUE; ATTORNEY’S FEES

THIS AGREEMENT WILL BE CONSTRUED, INTERPRETED, AND APPLIED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, excluding any choice of law rules that would direct the application of the laws of another jurisdiction, but the scope and validity of any patent or patent application under Licensed Patent Rights will be determined by the applicable law of the country of such patent or patent application. Any claim or dispute arising between the parties regarding the terms or performance of this Agreement will be adjucated in the Courts of California, and all parties consent to the exclusive jurisdiction of such Courts. Venue will lie only in San Francisco County, California or the U.S. District Court for the Northern District of California.

27,	HHMI THIRD-PARTY BENEFICIARY

HHMI is not a party to this Agreement and has no liability to any licensee, sublicensee, or user of anything covered by this Agreement, but HHMI is an intended third party beneficiary of this Agreement and certain of its provisions are for the benefit of HHMI and are enforceable by HHMI in its own name.

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27.	SCOPE OF AGREEMENT

This Agreement (except for the Confidentiality Agreement dated April 26, 2012 and extension thereof, which will continue to the extent it is not inconsistent with this Agreement) incorporates the entire agreement between the parties with respect to the subject matter hereof, supercedes all previous agreements between LICENSORS and LICENSEE, and this Agreement may be altered or modified only by written amendment duly executed by the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers or representatives.

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA		CARIBOU BIOSCIENCES, INC.

By	/s/ Michael Katz	By	/s/ Rachel E. Haurwitz
Michael Katz		Rachel E. Haurwitz
Executive Director		President
Intellectual Property and
Industry Research Alliances

Date	March 28, 2013	Date	March 28, 2013

THE UNIVERSITY OF VIENNA

By	/s/ Susanne Weigelin-Schwiedrzik
Susanne Weigelin-Schwiedrzik
Vice-Rector for Research and Career Development

Date	April 16, 2013

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APPENDIX 1

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APPENDIX 2

Neglected Diseases

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